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                                                               Exhibit (d)(3) to
                                                                  Schedule 13E-3

                             SUBSCRIPTION AGREEMENT

         The undersigned hereby subscribes for and agrees to purchase the number of shares of common stock of Janus Acquisition, Inc. set forth below opposite his name:

                  Harry G. Yeaggy     950,000 Shares of Common Stock

         As payment therefore, Harry G. Yeaggy hereby agrees to transfer to Janus Acquisition, Inc. 950,000 shares of common stock of Janus Hotels and Resorts, Inc.

         IN WITNESS WHEREOF, the undersigned has executed this subscription as of the 30th day of July, 2003.

                                     /s/ HARRY G. YEAGGY
                                     -------------------
                                     Harry G. Yeaggy

         Subscription accepted by Janus Acquisition, Inc. as of the 30th day of July, 2003.

                                     /s/ LOUIS S. BECK
                                     -----------------------
                                     Louis S. Beck, Chairman

Beck Subscription Agreement